UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

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TUESDAY MORNING CORPORATION

6250 LBJ Freeway

Dallas, Texas 75240

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Tuesday Morning Corporation, a Delaware corporation (“we”, “us”, “our” or the “Company’), has approved, and the holder of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”), has executed a written consent in lieu of a special meeting approving (i) an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 200,000,000 to 800,000,000 (the “Authorized Share Increase Amendment”) and/or (ii) an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at a ratio to be determined by the Board within the range of 1-for-20 to 1-for-100, without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”). Assuming the Reverse Stock Split is completed as expected, the Authorized Share Increase Amendment will not be implemented and will be abandoned. The Company has committed to the Nasdaq Stock Market, LLC that it will complete a reverse stock split promptly following stockholder approval.

The accompanying Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under the Delaware General Corporation Law and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holder of a majority of our outstanding shares of the Common Stock is sufficient under the Delaware General Corporation Law and our bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

This letter is the notice required by Section 228(e) of the Delaware General Corporation Law. We will first mail the Information Statement on or about [___________], 2022 to our stockholders of record as of September 28, 2022.

Thank you for your continued support of and interest in Tuesday Morning Corporation.

By Order of the Board of Directors,
Jennyfer R. Gray Secretary

Dallas, Texas

[_________], 2022

TUESDAY MORNING CORPORATION

6250 LBJ Freeway

Dallas, Texas 75240

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This Information Statement is being sent to all holders of the common stock, $.01 par value (the “Common Stock”) of Tuesday Morning Corporation, a Delaware corporation, which we refer to herein as “we,” “our,” “us” or “the Company.” The mailing date of this Information Statement is on or about [__________], 2022. This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by a stockholder representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On September 28, 2022 (the “Record Date”), the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding 176,450,247 shares of Common Stock. Each share of the Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

No vote or other consent of our stockholders is solicited in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

As of the Record Date, a stockholder owning 90,000,000 shares of the Common Stock, or approximately 51% of the voting power of our outstanding voting securities, executed and delivered to the Board of Directors of the Company (the “Board”) a written consent approving (i) an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 200,000,000 to 800,000,000 (the “Authorized Share Increase Amendment”), and/or (ii) an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at a ratio to be determined by the Board within the range of 1-for-20 to 1-for-100, without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split and, together with the Authorized Share Increase Amendment, the “Amendments”). The Board has also approved the Amendments. Assuming the Reverse Stock Split is completed as expected, the Authorized Share Increase Amendment will not be implemented and will be abandoned. The Company has committed to the Nasdaq Stock Market, LLC (“Nasdaq”) that it will complete a reverse stock split promptly following stockholder approval.

No other corporate actions to be taken by written consent were considered. Because the action was approved by the written consent of a stockholder holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Delaware, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

The Board determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDER

Our authorized capital stock consists of 200,000,000 authorized shares of the Common Stock and 10,000,000 authorized shares of preferred stock. As of the Record Date, 176,450,247 shares of the Common Stock were issued and outstanding and no shares of preferred stock were outstanding. Each share of the Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. Under Delaware law, the affirmative vote of the holders of a majority of the Common Stock entitled to vote was required for approval of the Amendments.

On the Record Date, TASCR Ventures, LLC (the “SPV”), the holder of 90,000,000 shares of the Common Stock (approximately 51% of the shares of capital stock entitled to vote on the Amendments), executed and delivered to the Board a written consent approving the Amendments. SPV is a special purpose vehicle formed by Ayon Capital, LLC (“Ayon Capital”) and Retail Ecommerce Ventures LLC (“REV”). See “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the beneficial ownership of the SPV and the change of control of the Company that occurred in September 2022. Because the action was approved by a stockholder owning a majority of our outstanding shares of Common Stock, no proxies are being solicited with this Information Statement. No consideration was paid for the consent.

Delaware corporate law provides in substance that unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by stockholders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

STOCKHOLDER CONSENT ITEM NO. 1

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board and the holder of a majority of the outstanding shares of our capital stock have approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 200,000,000 shares to 800,000,000 shares. The Authorized Share Increase Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which will occur no earlier than 20 days after the mailing of this Information Statement to our stockholders. The form of Certificate of Amendment is attached as Exhibit A to this Information Statement. The exact timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. Assuming the Reverse Stock Split (described in Stockholder Consent Item No. 2) is completed as expected, the Authorized Share Increase Amendment will not be implemented and will be abandoned. The Company has committed to the Nasdaq that it will complete a reverse stock split promptly following stockholder approval.

The terms of the additional authorized shares of the Common Stock will be identical to those of the currently issued and outstanding shares of the Common Stock. The increase in the number of authorized shares of the Common Stock pursuant to the Authorized Share Increase Amendment will not alter the current number of issued and outstanding shares of the Common Stock. Because holders of the Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of the Common Stock from the increased pool of authorized shares of the Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of the Common Stock. The relative rights and limitations of the shares of the Common Stock will remain unchanged by the Authorized Share Increase Amendment.

Background and Reasons for the Amendment

On September 20, 2022, the Company, Tuesday Morning, Inc., certain members of management of the Company, the SPV and TASCR Ventures CA, LLC, as collateral agent, entered into an Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which the Company issued $35 million of junior secured convertible debt securities (the “Convertible Debt”), consisting of $32 million in aggregate principal amount of the Convertible Debt to the SPV and $3 million in aggregate principal amount of the Convertible Debt to members of the Company’s management team (the “Management Purchasers”). The issuance of the Convertible Debt pursuant to the Note Purchase Agreement is referred to herein as the “Private Placement.”

Pursuant to the Note Purchase Agreement, among other things, the Company’s board of directors was reconstituted as a nine-member board, consisting of five individuals designated by the SPV and reasonably acceptable to the Company, three additional independent directors reasonably acceptable to the SPV and the Company, and Fred Hand, who currently serves as the Company’s Chief Executive Officer. Among the eight newly appointed directors, four are affiliated with the SPV, including Maya Burkenroad, Tai Lopez, Alexander Mehr, and Sandip Patel. Messrs. Lopez and Mehr currently serve as Co-Chairman of the Company’s board of directors.

The Convertible Debt is convertible into shares of the Common Stock at a conversion price of $0.077 per share (subject to customary anti-dilution adjustments for events such as splits, distributions, dividends or combinations and for issuances of equity securities at a price below the applicable conversion price of the Convertible Debt). Accordingly, 415,584,415 shares of the Common Stock would be issuable upon conversion in full of the Convertible Debt purchased by the SPV. In addition, 38,961,039 shares of the Common Stock would be issuable upon conversion in full of the Convertible Debt purchased by the Management Purchasers. Because the Company does not currently have a sufficient number of authorized and unreserved shares of the Common Stock to issue upon conversion of all of the Convertible Debt, as described below only a portion of the Convertible Debt was immediately convertible into the Common Stock. On September 21, 2022, the SPV elected to convert the immediately convertible portion of the Convertible Debt into 90,000,000 shares of the Common Stock, and through such conversion acquired ownership of a majority of the outstanding Common Stock.

The remaining portion of the Convertible Debt cannot be converted into shares of the Common Stock unless and until our Amended and Restated Certificate of Incorporation is amended to (i) increase the number of authorized shares to allow for conversion in full of the remaining Convertible Debt and provide such additional authorized shares as deemed appropriate by the Board and/or (ii) provide for a reverse stock split of the Common Stock at a ratio sufficient to cause the Company to regain compliance with the minimum bid price requirement under Nasdaq’s listing rules. Under the terms of the Note Purchase Agreement, the Company agreed, as promptly as practicable after the issuance of the Convertible Debt and the conversion of the immediately convertible portion of the Convertible Debt issued to the SPV, to obtain stockholder approval of such amendments to the Company’s Amended and Restated Certificate of Incorporation.

In the event the Company is unable to implement the Reverse Stock Split for any reason, the Board believes that the increase in authorized shares of the Common Stock provided in the Authorized Share Increase Amendment will satisfy the Company’s obligations under the terms of the Note Purchase Agreement by providing the Company with a sufficient number of authorized shares to allow for conversion in full of the remaining Convertible Debt and provide an appropriate additional number of authorized shares of the Common Stock. Assuming the Reverse Stock Split is completed as expected, the Authorized Share Increase Amendment will not be implemented and will be abandoned.

In addition, the Board believes that the availability of additional authorized shares of Common Stock will provide the Company with additional flexibility to issue additional shares of the Common Stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, stock splits (including splits effected through the declaration of stock dividends), raising capital, future financings, investment opportunities, acquisitions, or other distributions. The Board has not authorized the Company to take any action with respect to the shares that would be authorized under the Authorized Share Increase Amendment, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of the Common Stock that would be authorized by the Authorized Share Increase Amendment, except that a portion of such additional shares may be issued upon the conversion of any of the remaining Convertible Debt.

Effects of the Amendment

Following the filing of the Certificate of Amendment with the Delaware Secretary of State to make the Authorized Share Increase Amendment effective, the Company would have the authority to issue 600,000,000 additional shares of the Common Stock. Subject to limitations imposed by Nasdaq, these shares may be issued without stockholder approval at any time, in the sole discretion of our Board. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of the Company.

In addition, the Authorized Share Increase Amendment could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The Authorized Share Increase Amendment will not change the number of shares of the Common Stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the Common Stock. However, the issuance of additional shares of the Common Stock authorized by the Authorized Share Increase Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Common Stock.

Our directors and executive officers have no substantial interests, directly or indirectly, in the Authorized Share Increase Amendment, except that the ability to convert the Convertible Debt held by certain of our directors and executive officers and their affiliates is contingent upon an amendment to our Amended and Restated Certificate Incorporation that creates sufficient available authorized shares for conversion.

STOCKHOLDER CONSENT ITEM NO. 2

REVERSE STOCK SPLIT

The Board and the holder of the majority of the outstanding shares of our capital stock have approved an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock, including any Common Stock held by the Company as treasury shares, at a ratio to be determined by the Board within the range of 1-for-20 to 1-for-100, without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board without further approval or authorization of the Company’s stockholders.

Assuming the Reverse Stock Split is completed as expected, the Reverse Stock Split will become effective at the time specified in a Certificate of Amendment to be filed with the Delaware Secretary of State, which effective time will occur no earlier than 20 days after the mailing of this Information Statement to our stockholders. The form of Certificate of Amendment is attached as Exhibit A to this Information Statement. The ratio selected by the Board for the Reverse Stock Split will be publicly disclosed prior the effective time of the Reverse Stock Split. The exact timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders, taking into account the Company’s commitment to Nasdaq to affect a reverse stock split promptly following stockholder approval (as described further below).

Background and Reasons for the Reverse Stock Split

On June 6, 2022, the Company received written notice from Nasdaq that the Company was not in compliance with the Nasdaq’s Listing Rule 5550(a)(2), as the closing bid price of the Common Stock had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Under Nasdaq Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until December 5, 2022, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, during the 180-calendar day compliance period, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days.

As discussed above, on September 20, 2022, the Company completed the Private Placement. The Private Placement was completed without receipt of stockholder approval pursuant to the “financial viability” exception to Nasdaq’s stockholder approval requirements. In connection with the Company’s request to use the financial viability exception to complete the Private Placement, the Company committed to Nasdaq that the Company would seek stockholder approval of a reverse stock split to regain compliance with the Minimum Bid Price Requirement, and would implement such reverse stock split promptly following stockholder approval.

The Company’s primary reasons for approving the Reverse Stock Split are to increase the per share price and bid price of the Common Stock to:

•	regain compliance with the continued listing requirements of Nasdaq and to comply with its commitment to Nasdaq to implement a reverse stock split promptly following stockholder approval;

•	increase the acceptability of the Common Stock to long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices;

•	make the Common Stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin; and

•	make the Common Stock more attractive for investors who may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Common Stock in order to attract new investors and meet the Minimum Bid Price Requirement of Nasdaq. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of the Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Further, the liquidity of trading in the Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in the per share stock price as a result of the Reverse Stock Split is not sustained. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of the Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. Following the Reverse Stock Split, the resulting per share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Common Stock may not improve.

The reduction in outstanding shares through the Reverse Stock Split may have the effect of reducing the number of stockholders who own a “round lot” of 100 shares or more. This could jeopardize the Company’s ability to comply with Nasdaq’s listing requirements regarding round lot holders.

Criteria to Be Used for Decision on Reverse Stock Split Ratio

The exact ratio of the Reverse Stock Split, within the 1-for-20 to 1-for-100 range, will be determined by the Board and publicly announced prior to the effective time of the Reverse Stock Split. We believe that enabling the Board to set the ratio within the stated range will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits to our stockholders. In determining a ratio, the Board may consider, among other factors:

•	the listing requirements of Nasdaq;

•	the historical trading prices and trading volume of the Common Stock;

•	the number of shares of the Common Stock outstanding;

•	the then-prevailing and expected trading prices and trading volume of the Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for the Common Stock;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Effect of the Reverse Stock Split

At the effective time of the Reverse Stock Split, the number of outstanding shares of the Common Stock will be reduced in proportion to the ratio of the split chosen by the Board. As of the effective time of the Reverse Stock Split, we would also:

•	adjust and proportionately decrease the number of shares of the Common Stock issuable upon exercise or vesting of, and adjust and proportionately increase the exercise price of, all options and restricted stock units;

•	adjust and proportionately decrease the number of shares of the Common Stock issuable upon exercise of, and adjust and proportionately increase the exercise price of, the warrant issued to Osmium Partners (Larkspur SPV), LP; and

•	adjust and proportionately decrease the number of shares of the Common Stock issuable upon conversion of, and adjust and proportionately increase the conversion price of, the Convertible Debt.

In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of the Common Stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of the Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment as set forth below. The Reverse Stock Split would not change the terms of the Common Stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split, except (i) to the extent of their ownership of shares of the Common Stock and securities convertible or exercisable for the Common Stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of the Common Stock and securities convertible into or exercisable for the Common Stock, and (ii) that the ability to convert the Convertible Debt held by certain of our directors and executive officers and their affiliates is contingent upon an amendment to our Amended and Restated Certificate Incorporation that creates sufficient available authorized shares for conversion.

Authorized Shares of Common Stock

We are currently authorized under our Amended and Restated Certificate of Incorporation to issue up to a total of 200,000,000 shares of the Common Stock. While the Reverse Stock Split would decrease the number of outstanding shares of the Common Stock, it would not change the number of authorized shares under our Amended and Restated Certificate of Incorporation. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of the Common Stock available for issuance under our Amended and Restated Certificate of Incorporation.

The following table contains approximate information relating to the Common Stock, based on share information as of September 28, 2022:

	Current		After 1-for-20 Reverse Stock Split (Minimum)	After 1-for-100 Reverse Stock Split (Maximum)
Authorized Common Stock	200,000,000		200,000,000	200,000,000
Common Stock outstanding	176,450,247		8,822,512	1,764,502
Common Stock issuable upon conversion of Convertible Debt(1)(2)	--	(3)	18,227,273	3,645,455
Common Stock issuable upon exercise of warrants(1)	10,000,000		500,000	100,000
Common Stock issuable upon exercise or vesting of stock options and restricted stock units(1)	7,994,261		399,713	79,943
Common Stock reserved for future grants of equity awards	4,359,528		217,976	43,595
Common Stock authorized but unreserved/unallocated	1,195,964		171,832,526	194,366,505

(1)	Subject to anti-dilution adjustments as provided in such securities.

(2)	Does not include additional shares that may be issuable as a result of interest paid-in-kind pursuant to the terms of the Convertible Debt.

(3)	A total of 364,545,454 shares of Common Stock are issuable pursuant to the terms of the Convertible Debt (not including any additional Convertible Debt that may be issued as a result of the Company being required or electing to make in-kind payments of interest pursuant to the terms of the Convertible Debt), subject to approval of an amendment to the Amended and Restated Certificate of Incorporation that provides sufficient authorized shares.

The Board believes that the availability of additional authorized shares of Common Stock will provide the Company with additional flexibility to issue additional shares of the Common Stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, stock splits (including splits effected through the declaration of stock dividends), raising capital, future financings, investment opportunities, acquisitions, or other distributions. The Board has not authorized the Company to take any action with respect to the additional shares that would be available for issuance as a result of the Reverse Stock Split, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of the Common Stock that would be available for issuance as a result of the Reverse Stock Split, except that a portion of such additional shares may be issued upon the conversion of any of the remaining Convertible Debt.

The increase in available authorized and unissued shares of Common Stock as a result of the Reverse Stock Split could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The issuance of additional shares of the Common Stock available for issuance as a result of the Reverse Stock Split may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Common Stock.

Procedures for Effecting the Reverse Stock Split

The Reverse Stock Split will become effective at the time specified in a Certificate of Amendment to be filed with the Delaware Secretary of State. The exact ratio of the Reverse Stock Split, within the 1-for-20 to 1-for-100 range, will be determined by the Board and publicly announced prior to the effective time of the Reverse Stock Split.

Beneficial Owners of Common Stock. Upon the implementation of the Reverse Stock Split, we would treat shares held by stockholders in street name in the same manner as shares held directly by stockholders of record. Banks, brokers, custodians or other nominees would be instructed to effect the Reverse Stock Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than our procedures for stockholders of record for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of the Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock. Some our registered holders of the Common Stock may hold their shares electronically in book-entry form with our transfer agent, Computershare, Inc. (“Computershare”). These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares and any payment in lieu of fractional shares, if applicable, because the exchange and payment will be automatic.

Holders of Certificated Shares of Common Stock. Stockholders holding shares of the Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Stock Split is effective. The letter of transmittal will specify instructions regarding how a stockholder should surrender his, her or its certificate(s) representing the Common Stock to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split shares of the Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its old certificate(s). Stockholders will then receive new certificates representing the number of whole shares of Common Stock that they are entitled to as a result of the Reverse Stock Split, subject to the treatment of fractional shares. Until surrendered, the Company will deem outstanding old certificates held by stockholders to be cancelled and only represent the number of whole post-Reverse Stock Split shares of the Common Stock to which those stockholders are entitled, subject to such treatment of fractional shares. Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition, will automatically be exchanged for new certificates. If an old certificate has a restrictive legend, the new certificate will be issued with the same restrictive legend.

Fractional Shares

The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share. No fractional shares will be issued. As soon as practicable after the Certificate of Amendment filed with the Delaware Secretary of State to amend our Amended and Restated Certificate of Incorporation for the Reverse Stock Split becomes effective, Computershare would aggregate all fractional shares and arrange for them to be sold at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that Computershare would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of the Common Stock. After completing the sale, stockholders would receive a cash payment from Computershare in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the effectiveness of the Certificate of Amendment and the date a stockholder receives payment for the cashed-out shares.

After the Reverse Stock Split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Accounting Treatment

The Reverse Stock Split would not affect the par value of the Common Stock per share, which would remain $.01 par value per share, while the number of outstanding shares of Common Stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of the Common Stock outstanding and we would adjust historical per share amounts set forth in our future financial statements.

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to stockholders that hold shares of the Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non−U.S. persons for U.S. federal income tax purposes, certain former citizens or long−term residents of the United States, insurance companies, tax−exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass−through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark−to−market their securities, persons subject to the alternative minimum tax, persons who hold their shares of the Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of the Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of the Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Common Stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), regarding the federal income tax consequences of the Reverse Stock Split. The state and local tax consequences of the Reverse Stock Split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company – We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Tax Consequences to Stockholders – Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split, except to the extent of any cash received in lieu of a fractional share of the Common Stock (which fractional share will be treated as received and then exchanged for cash). Each stockholder’s aggregate tax basis in the Common Stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder’s aggregate tax basis in the Common Stock exchanged in the Reverse Stock Split. In addition, each stockholder’s holding period for the Common Stock it receives in the Reverse Stock Split should include the stockholder’s holding period for the Common Stock exchanged in the Reverse Stock Split.

In general, a stockholder who receives cash in lieu of a fractional share of the Common Stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of the Common Stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 28, 2022 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on September 28, 2022 (based upon SEC filings), (2) each of our directors, (3) each of our “named executive officers” and (4) all of our directors and executive officers as a group. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On September 28, 2022, there were 176,450,247 shares of the Common Stock outstanding. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights (including Convertible Debt) held by that person that are currently exercisable or exercisable within 60 days of September 28, 2022 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name	Number	Percent
TASCR Ventures, LLC (1) 1010 North Florida Avenue Tampa, Florida 33602	435,743,009	86.8%
Osmium Partners, LLC (2) 300 Drakes Landing Road, Suite 172 Greenbrae, California 94904	32,185,433	17.3%
Tensile Capital Management LP (3) 700 Larkspur Landing Circle, Suite 255 Larkspur, California 94939	30,158,593	16.2%
Andrew T. Berger	-	*
Maya Burkenroad	-	*
Fred Hand (4)	1,236,073	*
James Harris	-	*
Tai Lopez (1)	435,743,009	86.8%
Alexander Mehr (1)	435,743,009	86.8%
Michael Onghai	-	*
Sandip Patel	-	*
Z. John Zhang	-	*
Marc Katz (5)	367,658	*
Phillip D. Hixon (6)	606,975	*
Paul Metcalf (7)	416,278	*
Jennifer Robinson (8)	-
Bridgett C. Zeterberg (9)	135,903	*
All directors and executive officers as a group (14 persons)	438,505,894	87.3%

*	Denotes ownership of less than 1.0%. Does not include restricted stock units and stock options that are not vested or exercisable and that will not vest or become exercisable within 60 days of September 28, 2022.

(1)	Based on information set forth in the Schedule 13D filed with the SEC on September 22, 2022 by the SPV, Clicks to Bricks, LLC (“CTB”), the manager of the SPV, REV, the majority unitholder of CTB, Tai Lopez, a manager of CTB and control person of REV, Alexander Mehr, a manager of CTB and control person of REV, TM21, LLC (“TM21”), the majority unitholder of the SPV, and Ayon Capital (together with the SPV, CTB, REV, Mr. Lopez, Mr. Mehr and TM21, the “SPV Group”), the sole member of TM21. Each member of the SPV Group holds shared voting and dispositive power with respect to 90,000,000 shares of the Common Stock owned by the SPV and 325,584,416 shares of the Common Stock that may be acquired upon conversion of Convertible Debt held by the SPV (not including any additional Convertible Debt that may be issued as a result of the Company being required or electing to make in-kind payments of interest pursuant to the terms of the Convertible Debt). The SPV Group also has shared voting power with respect to 20,158,593 shares of Common Stock directly owned by Osmium Partners (Larkspur SPV), LP (“Larkspur”). On September 12, 2022, the Company and Larkspur entered into a Voting Agreement, pursuant to which, among other things, Larkspur granted an irrevocable proxy to the SPV to vote the 20,158,593 shares of Common Stock owned by Larkspur with respect to the Amendments.

(2)	Based on information set forth in the Schedule 13D filed with the SEC on February 19, 2021 by Osmium Partners, LLC (“Osmium Partners”) and subsequent filings with the SEC, Osmium Partners and John Hartnett Lewis each have shared voting and dispositive power with respect to 32,237,433 shares of Common Stock, including (1) 1,390,901 shares of Common Stock of which Osmium Capital, LP has shared voting and dispositive power, (2) 419,094 shares of Common Stock of which Osmium Capital II, LP has shared voting and dispositive power, (3) 216,845 shares of Common Stock of which Osmium Spartan, LP has shared voting and dispositive power, (4) 30,158,593 shares of Common Stock of which Osmium Partners (Larkspur SPV) LP has shared voting and dispositive power, which includes 10,000,000 warrants to purchase shares of Common Stock. In addition, with respect to Mr. Lewis, includes 52,000 shares of Common Stock.

(3)	Based on information set forth in the Schedule 13D/A filed with the SEC on September 15, 2022 by Tensile Capital Management LP (“TCM LP”), the following have shared voting and dispositive power with respect to 30,158,593 shares of Common Stock, which includes 10,000,000 warrants to purchase shares of Common Stock: (1) Douglas J. Dossey; (2) Arthur C. Young; (3) TCM ; (4) Tensile Capital Management GP LLC, a Delaware limited liability company (“TCM LLC”), (5) Tensile Capital Partners Master Fund LP, a Cayman Islands exempted limited partnership (“Tensile Master Fund”), (6) Tensile Capital GP LLC, a Delaware limited liability company (“Tensile GP”), (7) Osmium Partners (Larkspur SPV), LP, a Delaware limited partnership (“Osmium Larkspur”); and (8) Osmium Partners (Equation) LLC, a Delaware limited liability company (“Osmium Equation”). TCM LLC serves as the general partner of TCM and TCM serves as the investment adviser to Tensile Master Fund. Tensile GP serves as the general partner of Tensile Master Fund. Tensile Master Fund serves as a managing member of Osmium Equation and a limited partner of Osmium Larkspur. Messrs. Dossey and Young are the controlling persons of TCM, TCM LLC and Tensile GP. Osmium Partners LLC serves as the other managing member of Osmium Equation. In addition, with respect to Mr. Dossey, includes 52,000 shares of common stock.

(4)	Represents 1,236,073 shares of Common Stock held directly. Does not include 22,142,857 shares of Common Stock that may be acquired upon conversion of the Convertible Debt owned by Mr. Hand (or any additional shares that may be issued as a result of interest paid in-kind pursuant to the terms of such Convertible Debt) as such conversion is contingent upon an amendment to the Company’s Amended and Restated Certificate of Incorporation, which contingency is not within Mr. Hand’s control.

(5)	Represents 367,658 shares of Common Stock held directly. Does not include 3,246,753 shares of Common Stock that may be acquired upon conversion of the Convertible Debt owned by Mr. Katz (or any additional shares that may be issued as a result of interest paid in-kind pursuant to the terms of such Convertible Debt) as such conversion is contingent upon an amendment to the Company’s Amended and Restated Certificate of Incorporation, which contingency is not within Mr. Katz’s control.

(6)	Represents 184,216 shares of Common Stock held directly, 261,647 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 161,112 unvested shares of restricted stock. Does not include 779,221 shares of Common Stock that may be acquired upon conversion of the Convertible Debt owned by Mr. Hixon (or any additional shares that may be issued as a result of interest paid in-kind pursuant to the terms of such Convertible Debt) as such conversion is contingent upon an amendment to the Company’s Amended and Restated Certificate of Incorporation, which contingency is not within Mr. Hixon’s control.

(7)	Represents 286,278 shares of Common Stock held directly and 130,000 unvested shares of restricted stock. Does not include 7,792,208 shares of Common Stock that may be acquired upon conversion of the Convertible Debt owned by Mr. Metcalf (or any additional shares that may be issued as a result of interest paid in-kind pursuant to the terms of such Convertible Debt) as such conversion is contingent upon an amendment to the Company’s Amended and Restated Certificate of Incorporation, which contingency is not within Mr. Metcalf’s control.

(8)	Ms. Robinson formerly served as Executive Vice President and Chief Financial Officer. Reflects ownership as of Ms. Robinson’s separation from the Company. Does not reflect any changes to ownership that may have occurred subsequently.

(9)	Ms. Zeterberg formerly served as Executive Vice President, Human Resources, General Counsel and Corporate Secretary. Reflects ownership as of Ms. Zeterberg’s separation from the Company. Does not reflect any changes to ownership that may have occurred subsequently.

Change of Control

As described above, on September 20, 2022, the Company issued $32 million in aggregate principal amount of the Convertible Debt to the SPV in the Private Placement. SPV is a special purpose vehicle formed by Ayon Capital and REV. Pursuant to the Note Purchase Agreement, the Company’s board of directors was reconstituted as a nine-member board, consisting of five individuals designated by the SPV and reasonably acceptable to the Company, three additional independent directors reasonably acceptable to the SPV and the Company, and Fred Hand, who currently serves as the Company’s Chief Executive Officer. Among the eight newly appointed directors, four are affiliated with the SPV, including Maya Burkenroad, Tai Lopez, Alexander Mehr, and Sandip Patel. Messrs. Lopez and Mehr currently serve as Co-Chairman of the Company’s board of directors.

On September 21, 2022, the SPV elected to immediately convert a portion of the Convertible Debt, and through such conversion acquired ownership of approximately 51% of the Company’s outstanding common stock. Upon conversion in full of the Convertible Debt and based on the Company’s outstanding shares on a fully diluted basis as of September 28, 2022, the SPV would own approximately 75% of the fully diluted voting power of the Company’s common stock (not including any additional Convertible Debt that may be issued as a result of the Company being required or electing to make in-kind payments of interest pursuant to the terms of the Convertible Debt). See the “Security Ownership of Certain Beneficial Owners and Management” table above and footnote (1) thereunder for additional information.

The source of funds for the SPV’s purchase of the Convertible Debt was cash contributed to the SPV by REV and Ayon Capital. The SPV did not assume control from any one individual stockholder or control group.

EXPENSES OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in connection therewith.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K for the fiscal year ended July 2, 2022, together with any subsequent information we filed or will file with the SEC. Such filings also are available under the Investors Relations section of our website at www.tuesdaymorning.com.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Information Statements and other corporate mailings with respect to two or more stockholders sharing the same address by delivering a single copy of such materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, will deliver a single Information Statement to multiple stockholders who share an address, unless contrary instructions have been received from one or more of the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement and other corporate mailings in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Information Statement and other corporate mailings, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

You may request to receive at any time a separate copy of the Information Statement by sending a written request to the Company’s Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562. A separate copy of the requested materials will be sent promptly following receipt of your request.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

Jennyfer R. Gray Corporate Secretary

Dallas, Texas,

[____________], 2022

EXHIBIT A

Form of Certificate of Amendment

FORM OF

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TUESDAY MORING CORPORATION

Tuesday Morning Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.       The name of the Corporation is Tuesday Morning Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on August 26, 1991. The Certificate of Incorporation of the Corporation was amended on March 26, 1999 and May 12, 1999, and was amended and restated through a filing made on December 23, 2020 that became effective on December 31, 2020 (as amended and restated, the “Amended and Restated Certificate of Incorporation”).

[2.       The first sentence of Article Four of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“The number of shares of capital stock that the Corporation shall have the authority to issue is 810,000,000 shares, consisting of 800,000,000 shares of common stock, $.01 par value (“Common Stock”), and 10,000,000 shares of preferred stock, $.01 par value (the “Preferred Stock”).”]1

3.       Article Four of the Amended and Restated Certificate of Incorporation is hereby further amended by adding the following new paragraph immediately following the end of the existing provisions of Article Four:

“Upon the Certificate of Amendment to the Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each [__]2 shares of Common Stock issued and outstanding or held by the Corporation as treasury stock as of the date and time immediately preceding the Effective Time shall automatically without further action on the part of the Corporation or any holder of the Common Stock, be reclassified, combined, converted and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock, subject to treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares will be issued in the Reverse Stock Split, and, stockholders otherwise entitled to receive fractional shares shall have no further interest as a stockholder with respect to such fractional shares. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of the Common Stock shall be issued to the transfer agent, as exchange agent for the accounts of all holders of record of Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the exchange agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the Corporation’s common stock at the time of the sale. After such sale, the exchange agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of the Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of the Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of the Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of the Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of the Common Stock after the Effective Time into which the shares of the Common Stock formerly represented by such certificate or book entry position shall have been reclassified.”

1 This amendment will not be included and will be abandoned if the amendment described in paragraph 3 is implemented.

2 Such number as shall be determined by the Board of Directors within a ratio of 1-for-20 to 1-for-100.

A-1

4.       A resolution was duly adopted by the board of directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State Delaware, setting forth the above mentioned amendments to the Amended and Restated Certificate of Incorporation (the “Amendments”) and declaring said Amendments to be advisable.

5.       The Amendments were duly authorized by the holders of a majority of the voting stock of the Corporation by written consent of the stockholders of the Corporation. The Amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6.       The Amendments shall become effective at 5:00 p.m., Eastern Time, on [_________], 2022.

A-2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name on its behalf by its duly authorized officer as of [_________], 2022.

TUESDAY MORNING CORPORATION

By:
Name:
Title:

A-3